Exhibit 99.1

Alteva Implements Management Changes and Announces Organizational Restructuring

Realignment expected to Streamline Operating Efficiencies and Drive Profitable Growth with Emphasis on Customer Service Excellence

Alteva March 31, 2014

PHILADELPHIA, PA—(March 31, 2014) - Alteva (NYSE MKT: ALTV), a premier provider of hosted Unified Communications as a Service (UCaaS), announces the implementation of senior management changes and the organizational restructuring of its business to streamline operating efficiencies, optimally position the Company for profitable growth and drive enhanced customer service excellence.

As part of these changes and organizational realignment, the Company terminated the employment of David Cuthbert (President and CEO) and Jay Conn (Chief Operating Officer), effective immediately.  In addition, the Board of Directors has instituted a continuity of leadership through the establishment of an Office of the CEO which will consist of Brian Callahan (currently EVP, CFO and Treasurer), Bill Birnie (currently EVP and Chief Marketing Officer) and Mark Marquez (currently EVP and Chief Technology Officer).  The Office of the CEO will report directly to the Board of Directors as an interim measure.  The Board has started the process to replace the duties of Messrs. Cuthbert and Conn.  This process is expected to be completed during the second quarter of 2014.

Brian H. Callahan joined Alteva in August 2012 as EVP, CFO and Treasurer. He was previously employed at Expert Global Solutions, Inc., a leading BPO services provider where he served in positions of increasing since responsibilities since 1998 including director of financial reporting and VP, financial reporting, leading up to SVP of finance and treasury. Prior to Expert Global Solutions, he worked for four years with PricewaterhouseCoopers, LLP.

William K. Birnie was appointed EVP and Chief Marketing Officer of Alteva in May 2012.  Mr. Birnie is responsible for all marketing, product management and business development activities for Alteva.  Prior to joining Alteva, Mr. Birnie held executive positions with Panasonic, Motorola, Comcast and Lucent Technologies.

Mark Marquez is currently Alteva’s EVP and Chief Technology Officer. He has over 15 years of experience in senior project management and enterprise level architecture design in telecommunications and network infrastructure services.

The Board of Directors implemented these changes to ensure Alteva achieves meaningful profitable and sustainable growth to drive long-term shareholder value while continuing to provide best-in-class mission critical UCaaS services to its customers for their business communication needs.  Over the coming weeks, the Board will work closely with the Office of the CEO to finalize an organizational strategy and reporting structure.

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of hosted Unified-Communications-as-a-Service (“UCaaS”) that significantly enhances business productivity and efficiency.  Alteva’s UCaaS solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, dividends, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding the expected efficiencies, profitable and sustainable growth, and driving long-term shareholder value, Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K, as amended, and other periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Jordan Darrow

Darrow Associates, Inc.

631-367-1866

jdarrow@darrowir.com